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                         [Letterhead of Arthur Andersen]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To N2K Inc:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement to our report dated October 16, 1997 included in N2K Inc.'s Prospectus, filed pursuant to Rule 424(b), dated October 17, 1997 (Registration Statement File No. 333-06603), and to all references to our firm included in this registration statement.



                                             ARTHUR ANDERSEN LLP



New York, New York
    November 25, 1997